Exhibit 10.1

GENERAL RELEASE

The undersigned hereby acknowledges, agrees and reaffirms that, effective as of November 1, 2010, the undersigned's employment with The Spectranetics Corporation, a Delaware corporation (the “Company”) terminated by reason of his retirement as an employee and officer of the Company and any of its subsidiaries or affiliates (including, without limitation, as President and Chief Executive Officer), and that such termination of employment shall be treated as a termination without “Cause,” as defined in that certain Employment Agreement, effective as of October 21, 2008, by and between the Company and the undersigned (the “Employment Agreement”).
In exchange for the consideration set forth in Section 5(c) the Employment Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of the Company and each of its parents, subsidiaries, affiliates, successors, partners, associates, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys' fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of or resignation from employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee's right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, and the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1991, the Consolidated Omnibus Budget Reconciliation Act, the fair employment practices laws of the State of Colorado, the State or Federal Occupational Safety and Health Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, as each may have been amended from time-to-time, and any similar federal, state, or local statute, ordinance, regulation or common law. Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to payments or benefits under Sections 5(b) and/or (c) of the Employment Agreement, nor shall this Release operate to release any claims or to affect adversely the undersigned's rights as a shareholder, stock option holder or to indemnification, including without limitation under the terms of the Indemnity Agreement dated May 10, 2002; provided, however, that this Release shall operate to release any claims that the Releasees have with respect to the accelerated vesting of the Performance Vesting Option (as defined below) as a result of the undersigned's retirement or termination of employment with the Company, including, without limitation, any Claim with respect to such accelerated vesting under Section 3.2(iii) of the Performance Vesting Option Agreement (as defined below). The undersigned hereby acknowledges and agrees that he shall not be entitled to any such accelerated vesting of the Performance Vesting Option. For purposes of this General Release, “Performance Vesting Option” shall mean that certain option to purchase 400,000 shares of the Company's common stock granted to the undersigned pursuant to that certain Stock Option Grant Notice and Stock Option Agreement, dated as of November 21, 2008, by and between the Company and the undersigned attached hereto as Exhibit I (the “Performance Vesting Option Agreement”).
IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(A)    HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(B)    HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(C)    HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL NOT BECOME EFFECTIVE UNTIL THE EXPIRATION OF THAT REVOCATION PERIOD.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys' fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all reasonable attorneys' fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them.
The undersigned agrees that he will not make any statement, publicly or privately, which disparages or would reasonably be expected to disparage the Company, any of its subsidiaries or any of its respective employees, officers or directors where such statement results in reputational or economic injury to such persons or entities. The Company agrees that it will cause its officers and directors not to make any statement, publicly or privately, which disparages or would reasonably be expected to disparage the undersigned where such statement results in reputational or economic injury to the undersigned. Notwithstanding the foregoing, this Release shall not preclude the undersigned or the Company from making any statement to the extent required by law or legal process.
The provisions of this Release are severable, and if any part of this Release is found to be unenforceable, the other paragraphs (or portions thereof) shall remain fully valid and enforceable.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Release as of this 17th day of November, 2010.

/s/ Emile J. Geisenheimer
Emile J. Geisenheimer

ACCEPTED,
as of this 21st day of November, 2010.

The Spectranetics Corporation

By: __/s/ Anne Melissa Dowling
Name: Anne Melissa Dowling
Title:    Chairperson, Compensation
Committee of the Board of Directors

EXHIBIT I

PERFORMANCE VESTING OPTION AGREEMENT

THE SPECTRANETICS CORPORATION
2006 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT

The Spectranetics Corporation, a Delaware corporation (the “Company”), pursuant to its 2006 Incentive Award Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company's common stock, par value $0.001 per share (“Stock”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:	Emile Geisenheimer
Grant Date:	November 21, 2008
Vesting Commencement Date:	October 21, 2008
Exercise Price per Share:	$2.49
Total Number of Shares Subject to the Option:	400,000 shares
Expiration Date:	November 20, 2018

Type of Option:      ☐ Incentive Stock Option ☒ Non-Qualified Stock Option

Vesting Schedule:     The shares subject to the Option shall vest and become exercisable as set forth in Article III of the Stock Option Agreement; provided, however, that notwithstanding anything contained in this Grant Notice or the Stock Option Agreement, the Option shall not be exercisable to any extent by anyone prior to the time that the Plan Amendment (as defined in the Stock Option Agreement) is approved by the Company's stockholders.
By his or her signature, the Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. The Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

THE SPECTRANETICS CORPORATION		PARTICIPANT
By:	/s/ Roger Wertheimer	By:	/s/ Emile Geisenheimer
Print Name:	Roger Wertheimer	Print Name:	Emile Geisenheimer
Title:	Vice President
Address:		Address:

EXHIBIT A
TO STOCK OPTION GRANT NOTICE
THE SPECTRANETICS CORPORATION STOCK OPTION AGREEMENT
Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, The Spectranetics Corporation, a Delaware corporation (the “Company”), has granted to the Participant an option under the Company's 2006 Incentive Award Plan (as amended from time to time, the “Plan”) to purchase the number of shares of Stock indicated in the Grant Notice.
ARTICLE I.
GENERAL
1.1Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
(a)“Administrator” shall mean the Board or the Committee responsible for conducting the general administration of the Plan in accordance with Article 12 of the Plan; provided that if the Participant is an Independent Director, “Administrator” shall mean the Board.
(b)The “Performance Target” shall be deemed to have been achieved if and when, prior to the expiration, cancellation or other termination of the Option, (i) the average of the closing trading prices (on the principal stock exchange on which the Stock is then listed) of a share of Stock for a period of ten (10) consecutive trading days equals or exceeds $9.00 per share, or (ii) the highest price per share of Stock paid in a transaction that results in a Change in Control equals or exceeds $9.00.
(c)“Plan Amendment” shall mean that certain Sixth Amendment to The Spectranetics Corporation 2006 Incentive Award Plan which was adopted by the Board as of November 19, 2008, subject to approval thereof by the Company's stockholders.
(d)“Service” shall mean the Participant's service with the Company as an officer, employee or consultant of the Company, or member of the Board. For purposes of this Agreement, the Participant shall be deemed to remain in continuous Service with the Company so long as he remains either an employee, consultant or member of the Board, and in the event that Participant is both an employee of the Company and a member of the Board, Participant shall not be deemed to have incurred a Termination of Service (as defined below) with the Company unless and until his status as both an employee and a member of the Board has terminated.
(e)“Termination of Service” shall mean a termination of the Participant's Service for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding: (a) a termination where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Subsidiary, and (b) a termination where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Service, including, without limitation, the question of whether a particular leave of absence constitutes a Termination of Service.

1.2Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
GRANT OF OPTION
2.1Grant of Option. In consideration of the Participant's past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.
2.2Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and the Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the price per share of the shares of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date.
2.3Consideration to the Company. In consideration of the grant of the Option by the Company, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Participant.
ARTICLE III.
PERIOD OF EXERCISABILITY
3.1Commencement of Exercisability.
(a)Subject to Sections 3.2, 3.3, 3.4 and 3.5, the Option shall vest and become exercisable as follows:
(i)    In the event that the Performance Target is achieved, the Option shall thereupon vest with respect to that number of shares that would have been vested as of such date had the Option been subject to the Time Vesting Schedule (as defined below), and the remaining unvested portion (if any) of the Option shall thereafter vest in accordance with the Time Vesting Schedule as if the Option had been subject to the Time Vesting Schedule since the Grant Date.

    (ii)    For purposes of this Agreement, “Time Vesting Schedule” shall mean a vesting schedule providing for vesting of the Option with respect to 1/36th of the shares subject thereto on the first monthly anniversary of the Vesting Commencement Date set forth above (the “Vesting Commencement Date”) and with respect to an additional 1/36th of the shares subject thereto on each monthly anniversary of the Vesting Commencement Date thereafter up to and including the monthly anniversary of the Vesting Commencement Date occurring on the three year anniversary of the Vesting Commencement Date.
(b)Except as expressly provided in Section 3.2 below, in no event shall the Option vest or become exercisable to any extent if the Performance Target is not achieved.
(c)No portion of the Option which has not become vested and exercisable at the date of the Participant's Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Participant.
3.2Acceleration of Exercisability. Notwithstanding Section 3.1(a) above, but subject to Section 3.5, the Option shall, to the extent not theretofore expired, cancelled or terminated, become fully vested and exercisable in the event of (i) the achievement of the Performance Target upon a Change in Control that occurs on or prior to the second anniversary of the Grant Date, (ii) a Change in Control that occurs after the second anniversary of the Grant Date (irrespective of whether the Performance Target is achieved), or (iii) a termination of the Participant's employment by the Company without Cause or by the Participant for Good Reason (each as defined in that certain Employment Agreement, effective as of October 21, 2008, between the Company and the Participant), in each case, that occurs after the second anniversary of the Grant Date (irrespective of whether the Performance Target is achieved).
3.3Duration of Exercisability. The installments provided for in the vesting schedule set forth in Section 3.1 are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in Section 3.1 shall remain vested and exercisable until it becomes unexercisable under Section 3.4.
3.4Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)The expiration of ten years from the Grant Date;
(b)If this Option is designated as an Incentive Stock Option and the Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;
(c)The expiration of one year from the date of the Participant's Termination of Service, unless such termination occurs by reason of the Participant's death or Disability; or
(d)The expiration of one year from the date of the Participant's Termination of Service by reason of the Participant's death or Disability.
The Participant acknowledges that an Incentive Stock Option exercised more that three months after the Participant's termination of employment, other than by reason of death or total and permanent disability (within the meaning of Section 22(e)(3) of the Code), will be taxed as a Non-Qualified Stock Option.

3.5Stockholder Approval. The Participant acknowledges that the Option is being granted prior to approval of the Plan Amendment by the Company's stockholders and that the Option is subject to approval of the Plan Amendment by the Company's stockholders within twelve (12) months after the date on which the Board adopted the Plan Amendment. Notwithstanding anything contained in this Agreement, this Option may not be exercised to any extent by anyone prior to the time when the Plan Amendment is approved by the stockholders, and if such approval is not obtained at the next annual meeting of the Company's stockholders following the Grant Date (or by the end of the twelve month period immediately following the date on which the Board adopted the Plan Amendment, if earlier), this Option shall thereupon automatically be cancelled and become null and void.
3.6Special Tax Consequences. The Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by the Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. The Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.
ARTICLE IV.
EXERCISE OF OPTION
4.1Person Eligible to Exercise. Except as provided in Section 5.2(b), during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.4, be exercised by the Participant's personal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution.
4.2Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.4.
4.3Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.4:
(a)An Exercise Notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;
(b)The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;
(c)Any other written representations as may be required in the Administrator's reasonable discretion to evidence compliance with the Securities Act or any other applicable law rule, or regulation; and

(d)In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
4.4Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:
(a)Cash;
(b)Check;
(c)With the consent of the Administrator, delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale;
(d)With the consent of the Administrator, surrender of other shares of Stock which have a fair market value on the date of surrender equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised;
(e)With the consent of the Administrator, surrendered shares of Stock issuable or transferable upon the exercise of the Option having a fair market value on the date of exercise equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised; or
(f)With the consent of the Administrator, property of any kind which constitutes good and valuable consideration.
4.5Conditions to Issuance of Stock Certificates. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
(a)The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;
(b)The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and
(e)The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.
4.6Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 11.1 of the Plan.

ARTICLE V.
OTHER PROVISIONS
5.1Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.
5.2Option Not Transferable.
(a)Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
(b)Notwithstanding any other provision in this Agreement, with the consent of the Administrator, the Participant may transfer the Option (or any portion thereof) to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) any portion of the Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any portion of the Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Option as applicable to the Participant (other than the ability to further transfer the Option); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 5.2(b), “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are these persons (or the Participant) and/or charitable institutions, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Options. Notwithstanding the foregoing, (i) in no event shall the Option be transferable by the Participant to a third party (other than the Company) for consideration, and (ii) no transfer of an Incentive Stock Option will be permitted to the extent that such transfer would cause the Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code.
5.3Adjustments. The Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Article 11 of the Plan.
5.4Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company's authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant's signature on the Grant Notice. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.4. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.5Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.6Governing Law; Severability. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
5.7Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
5.8Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Option in any material way without the prior written consent of the Participant.
5.9Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.2, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
5.10Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares of Stock or (b) within one year after the transfer of such shares of Stock to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
5.11Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule
5.12Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
5.13Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
5.14Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”). However, notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, if at any time the Committee determines that the Option (or any portion thereof) may be subject to Section 409A, the Committee shall have the right, in its sole discretion, to adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.